                                                                      Exhibit j.

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 7, 2003 on the 2002 financial statements of Liberty Acorn Fund, Liberty Acorn International, Liberty Acorn USA, Liberty Acorn Twenty, Liberty Acorn Foreign Forty and Columbia Thermostat Fund, comprising Liberty Acorn Trust and its incorporation by reference in the Registration Statement (Form N-1A) and in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 75 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-34223) and in the Amendment No. 50 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-1829).

                                    /s/ ERNST & YOUNG LLP

Chicago, Illinois
April 29, 2003